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EXHIBIT 24.2:  POWER OF ATTORNEY OF ROBERT J. CHAMINE


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Donald S. LaGuardia and/or Philip D. Wolf, and each of them severally, acting alone and without the other, his/her true and lawful attorney-in-fact with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, Amendment No. 1 to the Registration Statement on Form S-3 of PurchaseSoft, Inc., File No. 333-60890, and all amendments, including post-effective amendments thereto, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


         This Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                     TITLE               DATE


   /s/ Robert J. Chamine          Director               June 26, 2001
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Robert J. Chamine